     As filed with the Securities and Exchange Commission on May 31, 2000
                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            VIROPHARMA INCORPORATED
            (Exact name of registrant as specified in its charter)

                 Delaware                                    23-2789550
     (State or other jurisdiction of                      (I.R.S. employer
     incorporation or organization)                      Identification No.)

                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                   (Address of Principal Executive Offices)
                        _______________________________

                   ViroPharma Incorporated Stock Option Plan
                           (Full title of the Plan)
                        _______________________________

                                CLAUDE H. NASH
                     President and Chief Executive Officer
                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                    (Name and Address of Agent for Service)

                                (610) 458-7300
         (Telephone number, including area code of agent for service)

                         Copies of Communications to:

      Jeffrey P. Libson, Esquire             Thomas F. Doyle, Esquire
      Pepper Hamilton LLP                    ViroPharma Incorporated
      1235 Westlakes Drive, Suite 400        405 Eagleview Boulevard
      Berwyn, Pennsylvania 19312-2401        Exton, Pennsylvania 19341

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                    Proposed           Proposed Maximum           Amount of
  Title of Securities         Amount to Be           Maximum          Aggregate Offering      Registration Fee
           to                Registered/(1)/     Offering Price           Price/(2)/                /(2)/
     Be Registered                               Per Share/(2)/
==============================================================================================================
 Common Stock, par
    value $0.002
     per share                  750,000              $11.1875               $8,390,625               $2,216
==============================================================================================================

/(1)/ Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
/(2)/ Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Registrant's Common Stock reported on the NASDAQ National Market on May 26, 2000.

     This Registration Statement is filed solely to reflect an increase of 750,000 shares of the Registrant's common stock, par value $0.002 per share, reserved for the Registrant's 1995 Stock Option Plan, as amended and restated. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-34129 filed on August 22, 1997 and Registration Statement No. 333-60951 filed on August 7, 1998 are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
----------------

     The exhibit list is amended to read in its entirety as follows:

Exhibit Number      Description
--------------      -----------

5                   Opinion of Pepper Hamilton LLP

23.1                Consent of KPMG LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included on the Signature Page of this Registration Statement)

99 ViroPharma Incorporated Stock Option Plan, as amended and restated (1)

______________________
(1) Filed as Annex A to the Registrant's proxy statement filed on April 13, 2000 (File No. 0-21699)

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on May 31, 2000.


                              VIROPHARMA INCORPORATED


                              By: /s/ Claude H. Nash
                                  ---------------------------------------
                                  Claude H. Nash, President and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person in so signing also makes, constitutes and appoints Claude H. Nash and Vincent J. Milano, and each of them acting alone, his or her true and lawful attorney-in-fact and agent with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Signature                                   Title                                  Date
------------------------------      ------------------------------------------      ----------------------

/s/ Claude H. Nash                  President, Chief Executive Officer and          May 31, 2000
------------------------------      Chairman of the Board of Directors
Claude H. Nash, Ph.D.               (Principal Executive Officer)

/s/ Vincent J. Milano               Vice President, Chief Financial Officer         May 31, 2000
------------------------------      and Treasurer (Principal Financial and
Vincent J. Milano                   Accounting Officer)

/s/ Frank Baldino                   Director                                        May 31, 2000
------------------------------
Frank Baldino, Jr., Ph.D.

/s/ Robert J. Glaser                Director                                        May 31, 2000
------------------------------
Robert J. Glaser

/s/ Ann H. Lamont                   Director                                        May 31, 2000
------------------------------
Ann H. Lamont

/s/ Howard Pien                     Director                                        May 31, 2000
------------------------------
Howard Pien

/s/ Michel de Rosen                 Director                 May 31, 2000
------------------------------
Michel de Rosen

/s/ David J. Williams               Director                 May 31, 2000
------------------------------
David J. Williams

                                 EXHIBIT INDEX

Exhibit Numbers     Description
---------------     -----------

5                   Opinion of Pepper Hamilton LLP

23.1                Consent of KPMG LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5)

24 Power of Attorney (included on signature page of this Registration Statement)